UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 or 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
March 28, 2007
Date of Report (date of earliest event reported)
OMNITURE, INC.
(Exact name of Registrant as specified in its charter)

Delaware	000-52076	87-0619936

(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification Number)
550 East Timpanogos Circle
Orem, UT 84097
(Address of principal executive offices, including zip code)
(801) 722-7000
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     (e) On March 28, 2007, the Compensation Committee of the Board of Directors (the “Compensation Committee”) of Omniture, Inc. (the “Company”) approved the following base salaries and target incentive bonus amounts for the fiscal year ending December 31, 2007 for the Company’s executive officers set forth below:

		Target Incentive
	Salary	Bonus Amount
Name and Principal Position	($)	($)
Michael S. Herring Chief Financial Officer and Executive Vice President	235,000	75,000

Brett M. Error Chief Technology Officer and Executive Vice President	235,000	75,000

Christopher C. Harrington President, Worldwide Sales and Client Services	190,000	75,000
     The Compensation Committee also approved performance objectives for the Company’s executive officers identified above to be used in connection with evaluating performance and determining the incentive bonus amounts payable to these officers for 2007. Mr. Herring’s incentive bonus amount is based on the achievement by the Company of certain annual and quarterly sales and profitability targets. There is no maximum amount payable to Mr. Herring with respect to this incentive bonus. Mr. Error’s incentive bonus amount is based on the achievement by the Company of certain annual and quarterly sales, revenue and profitability targets and the achievement by Mr. Error of certain subjective, non-financial objectives, including product development milestones and objectives relating to network performance and efficiencies. There is no maximum amount payable to Mr. Error with respect to this incentive bonus. Mr. Harrington’s incentive bonus amount is based on the achievement by the Company of certain annual and quarterly sales, revenue and profitability targets, and he is entitled to sales commissions based on the achievement of certain company-wide sales and revenue objectives. There are no maximum amounts payable to Mr. Harrington with respect to these incentive bonus or sales commission amounts. The Company will pay a certain portion of these executive officers’ respective incentive bonus amounts upon achievement of the quarterly targets, with the remaining portion of their bonus amounts to be paid based on achievement of the annual targets. In addition, the Compensation Committee may pay discretionary bonuses to these executive officers in addition to the bonuses described above.
     On March 30, 2007, the Compensation Committee approved a base salary of $375,000 and a target incentive bonus amount of $200,000 for 2007 for Joshua G. James, the Company’s President and Chief Executive Officer. Mr. James’ target bonus amount is based on the achievement by the Company of certain annual and quarterly sales and profitability targets. There is no maximum amount payable to Mr. James with respect to this incentive bonus. The Company will pay a certain portion of Mr. James’ incentive bonus amount upon achievement of the quarterly targets, with the remaining portion of the bonus amount to be paid based on achievement of the annual targets. In addition, the Compensation Committee may pay discretionary bonuses to Mr. James in addition to the incentive bonus described above.

     On March 28, 2007, the Compensation Committee approved incentive bonuses to the following executive officers of the Company. Together with bonuses approved by the Compensation Committee in November 2006, the 2006 incentive bonuses are described in the table below:

	2006 Incentive
	Bonus Amounts
Name and Principal Position	($)
Joshua G. James President and Chief Executive Officer	186,225.50	(1)

John R. Pestana Executive Vice President, Customer Success	93,112.00	(1)

Michael S. Herring Chief Financial Officer and Executive Vice President	70,765.75	(1)

Brett M. Error Chief Technology Officer and Executive Vice President	76,859.00	(2)(3)

Christopher C. Harrington President, Worldwide Sales and Client Services	95,000.00	(2)

(1)	Includes amounts paid to Messrs. James, Pestana and Herring in November 2006 based on achievement by the Company of certain sales and profitability targets established by the Compensation Committee for the first three quarters of 2006, specifically: $141,862.50, $70,931.25 and $53,907.75, respectively.

(2)	Includes amounts paid to Messrs. Error and Harrington in November 2006 based on achievement by the Company of certain sales, revenue and profitability targets established by the Compensation Committee for the quarterly period ended September 30, 2006, specifically: $3,125 and $2,500, respectively.

(3)	This amount includes $7,250 of incentive compensation relating to our employee patent protection program, which provides bonus compensation upon achievement of certain patent-related milestones.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OMNITURE, INC.
	By:	/s/ Joshua G. James
Joshua G. James
Dated: April 3, 2007		President and Chief Executive Officer